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Exhibit 99.03

        , 2011
NRG ENERGY, INC.
Tender for Exchange of
7.625% Senior Notes due 2019, which have been registered under the
Securities Act of 1933, as amended,
for any and all outstanding 7.625% Senior Notes due 2019
144A Notes (CUSIP 629377 BP6 and ISIN US629377BP68)
Regulation S Notes (CUSIP U66962 AG3 and ISIN USU66962AG36)
and
7.875% Senior Notes due 2021, which have been registered under the
Securities Act of 1933, as amended,
for any and all outstanding 7.875% Senior Notes due 2021
144A Notes (CUSIP 629377 BQ4 and ISIN US629377BQ42)
Regulation S Notes (CUSIP U66962 AH1 and ISIN USU66962AH19)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON , 2011 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY NRG ENERGY, INC. IN ITS SOLE DISCRETION.

To Brokers, Dealers, DTC Participants, Commercial Banks, Trust Companies and Other Nominees:

        Enclosed for your consideration is a prospectus, dated                                    , 2011, of NRG Energy,  Inc., a Delaware corporation (the "Issuer"), and a related letter of transmittal, that together constitute the Issuer's offer to exchange (i) up to $800,000,000 of 7.625% Senior Notes due 2019 (together with the guarantees thereof, the "2019 Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), of the Issuer, for a like aggregate principal amount of 7.625% Senior Notes due 2019 (together with the guarantees thereof, the "2019 Outstanding Notes") of the Issuer and (2) up to $1,200,000,000 of 7.875% Senior Notes due 2021 (together with the guarantees thereof, the "2021 Exchange Notes" and the 2021 Exchange Notes together with the 2019 Exchange Notes, the "Exchange Notes"), which have been registered under the Securities Act, of the Issuer, for a like aggregate principal amount of 7.875% Senior Notes due 2021 (together with the guarantees thereof, the "2021 Outstanding Notes" and the 2021 Outstanding Notes together with the 2019 Outstanding Notes, the "Outstanding Notes") of the Issuer.

        We are asking you to contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Outstanding Notes registered in their own names.

        Enclosed herewith are copies of the following documents for forwarding to your clients:

        1.     The prospectus dated                                    , 2011;

        2.     A letter of transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

        3.     A form of notice of guaranteed delivery to be used to accept the exchange offer if certificates and all other required documents are not immediately available or if time will not permit all required documents to reach the exchange agent on or prior to the expiration date or if the procedure for book-entry transfer (including a properly transmitted agent's message) cannot be completed on a timely basis; and

        4.     Instructions to a registered holder from the beneficial owner for obtaining your clients' instructions with regard to the exchange offer.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

        NRG Energy, Inc. will not pay any fees or commissions to any broker, dealer or other person (other than the exchange agent as described in the prospectus) in connection with the solicitation of tenders of outstanding notes pursuant to the exchange offer.

        Please refer to "Exchange Offer—Procedures for Tendering" in the prospectus for a description of the procedures which must be followed to tender notes in the exchange offer.

        Any inquiries you may have with respect to the exchange offer may be directed to the exchange agent at 212-750-6474 or at the address set forth on the cover of the letter of transmittal. Additional copies of the enclosed material may be obtained from the exchange agent.

Very truly yours,

NRG Energy, Inc.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit 99.03